SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 29, 2000.

                             A1 Internet.com, Inc.,
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

 Nevada                          000-274243                         03-7392107
 ------                          ----------                         ----------
(State or Other            (Commission File Number)            (I.R.S. Employee
Jurisdiction of                                           Identification Number)
Incorporation)

                15825 Shady Grove Road, Rockville, Maryland 20850
                -------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (301) 947-0100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) Acquisition of Commonwealth Telecommunications of North America, Inc., (the "CTNA Acquisition")

Pursuant to an Stock Purchase Agreement (the "CTNA Purchase Agreement"), dated as of June 29, 2000, by and among the Registrant, Commonwealth Telecommunications of North America, Inc ("CTNA"), each of the shareholders of CTNA (CTNA shareholders), the Registrant acquired 100% of the outstanding shares of CTNA from the CTNA Shareholders. In consideration for the CTNA Acquisition, the Registrant issued to the CTNA shareholders 1,200,000 shares of Common Stock. Certain additional information regarding the CTNA Acquisition and the transactions contemplated by the CTNA Purchase Agreement is included in the CTNA Purchase Agreement which is filed as an exhibit hereto. The foregoing summary of the CTNA Purchase Agreement is qualified in its entirety by reference to the complete text thereof, attached hereto as Exhibit 2.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Commonwealth Telecommunications of North America,
Inc.

(b) Pro Forma Financial Information

(c) Exhibits

The following exhibit is included as part of this report:

2.1 Stock Purchase Agreement, dated as of June 29, 2000, by and among A1 Telecommunications, Inc., a newly formed fully owned subsidiary of the Registrant, Commonwealth Telecommunications of North America, Inc., and each of the Shareholders of Commonwealth Telecommunications of North America, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             A1 Internet.com, Inc.,
                                  (Registrant)

Date: July 29, 2000

                             By: /S/ Bruce Bertman
                             ---------------------
                                  (Signature)
                             Name: Bruce Bertman
                             Title: President,
                             Chief Executive Officer

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                              FINANCIAL STATEMENTS

                              PERIOD FROM INCEPTION
                     (JANUARY 20, 2000) THROUGH MAY 31, 2000



                                TABLE OF CONTENTS



                                                                          Page
                                                                          ----

Independent Auditors' Report                                              F-2

Balance Sheet                                                             F-3

Statement of Operations                                                   F-4

Statement of Changes in Shareholders' Equity                              F-5

Statement of Cash Flows                                                   F-6

Notes to Financial Statements                                          F-7 - F-9

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
CommonWealth Telecommunications of North America, Inc.

We have audited the accompanying balance sheet of CommonWealth Telecommunications of North America, Inc. ("Company") as of May 31, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the period from inception (January 20, 2000) through May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management , as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CommonWealth Telecommunications of North America, Inc. as of May 31, 2000, and the results of its operations and its cash flows for the period from inception (January 20, 2000) through May 31, 2000, in conformity with generally accepted accounting principles.


                                                /S/ SPICER, JEFFRIES & CO.
                                                --------------------------
                                                SPICER, JEFFRIES & CO.


Denver, Colorado
July 28, 2000

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                                  BALANCE SHEET
                                  MAY 31, 2000


                                     ASSETS
                                     ------

CURRENT ASSETS
         Cash                                                         $  81,337
         Accounts receivable, net of allowance for
            bad debts of $15,012                                        271,030
         Accounts receivable-officer (Note 2)                            82,990
         Deposits                                                         3,250
                                                                      ---------

                  Total current assets                                  438,607
                                                                      ---------

FURNITURE AND EQUIPMENT, AT COST
         Furniture and fixtures                                          20,018
         Equipment                                                       45,083
         Less: accumulated depreciation                                  (5,960)
                                                                      ---------

                  Net furniture and equipment                            59,141
                                                                      ---------

                                                                      $ 497,748
                                                                      =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
         Accounts payable                                             $ 438,539
         Other accrued liabilities                                        4,288
         Note payable (Note 2)                                           54,400
                                                                      ---------

                  Total current liabilities                             497,227
                                                                      ---------

SHAREHOLDERS' EQUITY
         Common stock, no par value, 25,000 shares
            authorized, 12,000 shares issued and outstanding                120
         Additional paid-in capital                                      59,730
         Accumulated deficit                                            (59,329)
                                                                      ---------

                  Total shareholders' equity                                521
                                                                      ---------

                                                                      $ 497,748
                                                                      =========


The accompanying notes are an integral part of this financial statement.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                             STATEMENT OF OPERATIONS
                    PERIOD FROM INCEPTION (JANUARY 20, 2000)
                              THROUGH MAY 31, 2000



 REVENUES, NET                                                        $ 586,527

 COST OF SALES                                                          536,805
                                                                      ---------

                  Gross profit                                           49,722
                                                                      ---------

OPERATING EXPENSES:
          General and administrative                                    101,640
          Depreciation                                                    5,960
                                                                      ---------

                  Total operating expenses                              107,600
                                                                      ---------

 OTHER EXPENSE - interest                                                 1,451
                                                                      ---------

                                                                      $ (59,329)
 NET LOSS                                                             =========




The accompanying notes are an integral part of this financial statement.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
          PERIOD FROM INCEPTION (JANUARY 20, 2000) THROUGH MAY 31, 2000


                                                            Additional
                                          Common Stock       Paid-In
                                        Shares    Amount     Capital    Deficit
                                        ------    ------     -------    -------

Balances, January 20, 2000                --         --         --         --

Issuance of Common Stock                12,000        120       --         --

Capital Contributed                       --         --       59,730       --

Net Loss                                  --         --         --      (59,329)
                                        ---------------------------------------

Balances, May 31, 2000                  12,000   $    120   $ 59,730   $(59,329)
                                        =======================================




The accompanying notes are an integral part of this financial statement.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                             STATEMENT OF CASH FLOWS
          PERIOD FROM INCEPTION (JANUARY 20, 2000) THROUGH MAY 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $ (59,329)
  Adjustments to reconcile net loss to net cash
      provided by operating activities:
  Depreciation                                                            5,960
  Bad debt expense                                                       15,012
  Increase in accounts receivable                                      (309,302)
  Increase in deposits                                                   (3,250)
  Increase in accounts payable                                          438,539
  Increase in accrued expenses                                            4,288
                                                                      ---------

        Net cash provided by operating activities                        91,918

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture and equipment                                   (65,101)
                                                                      ---------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                  120
  Issuance of note payable                                                4,400
                                                                      ---------

        Net cash provided by financing activities                        54,520
                                                                      ---------

NET INCREASE IN CASH                                                     81,337

CASH, beginning of period                                                  --
                                                                      ---------
CASH, end of period                                                   $  81,337
                                                                      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                       $   1,451
                                                                      =========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
  Capital contributed for officer account receivable                  $  59,850
                                                                      =========


The accompanying notes are an integral part of this financial statement.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS
          PERIOD FROM INCEPTION (JANUARY 20, 2000) THROUGH MAY 31, 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
-------------------------
The Company was originally incorporated in the state of Nevada as Tech Tools 2000, Inc. on January 20, 2000. The Company changed its name to CommonWealth Telecommunications of North America, Inc. in April 2000. The Company provides long distance telephone services primarily to residential customers.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Flows
----------
For purposes of reporting cash flows, cash includes cash in commercial bank accounts.

Fair Value of Financial Instruments
-----------------------------------
Financial instruments, including cash, receivables and other current assets, are carried at amounts which approximate fair value. Accounts payable, notes payable and other accrued liabilities are carried at amounts which approximate fair value.

Furniture and Equipment
-----------------------
Furniture and equipment are stated at cost. The cost of maintenance and repairs is charged to operations as incurred; significant additions and betterments are capitalized. Deprecation is computed using the straight line method over estimated useful lives of 7 years for furniture and fixtures and 3 years for equipment.

Income Taxes
------------
The Company utilizes the asset and liability method of accounting for income taxes, as prescribed by Statement of Financial Accounting Standards No. 109 (SFAS 109). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which these temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in income in the period that includes the enactment date.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS
          PERIOD FROM INCEPTION (JANUARY 20, 2000) THROUGH MAY 31, 2000
                                   (continued)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

Long-Lived Assets
-----------------
The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.


NOTE 2 - RELATED PARTY TRANSACTIONS

The Company has an account receivable from its President totaling $82,990.

The Company has a note payable to a company owned by the Company's President for $54,400. This note bears interest at 8% and is due August 1, 2000. This note was paid in August 2000.

The Company has an agreement with a company owned by the Company's President whereby the Company pays $1,000 per month for the right to use the other company's FCC license. The agreement has no expiration date.


NOTE 3 - INCOME TAXES

As of May 31, 2000, the Company has a net operating loss of approximately $50,000 for income tax purposes. However, the ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. A portion of the Company's net operating losses are limited each year to offset future taxable income, if any, due to the change of ownership in the Company's outstanding shares of common stock. This net operating loss may result in future income tax benefits of approximately $7,500; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                         COMMONWEALTH TELECOMMUNICATIONS
                             OF NORTH AMERICA, INC.

                          NOTES TO FINANCIAL STATEMENTS
          PERIOD FROM INCEPTION (JANUARY 20, 2000) THROUGH MAY 31, 2000
                                   (continued)


NOTE 3 - INCOME TAXES (Continued)

Significant components of the Company's deferred tax liabilities and assets as of May 31, 2000 are as follows:

       Deferred tax liabilities                                 $    --
                                                                =========

       Deferred tax assets:
            Net operating loss                                  $   7,500
                                                                ---------
                Total deferred tax assets                           7,500
       Valuation allowance for deferred tax assets                 (7,500)
                                                                ---------
                                                                $    --
                                                                =========

The valuation allowance for deferred tax assets was increased by $7,500 during the period from inception (January 20, 2000) through May 31, 2000.


NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company has an agreement with an unrelated company to provide verification of customer orders. The agreement provides for a monthly minimum charge of $4,500 and expires in May 2001.

The Company leases its office space in Orlando, Florida for $3,250 per month. Future minimum rentals are as follows:

                              Year
                             Ending
                             May 31,           Amount
                             -------         ---------
                               2001          $  39,000
                               2002             39,000
                               2003             35,750
                                             ---------
                                             $ 113,750
                                             =========

Rental expense was $6,678 for the period ended May 31, 2000.


NOTE 5 - SUBSEQUENT EVENT

In June, 2000, the Company was acquired by A1 Telecommunications, Inc., a wholly-owned subsidiary of A1 Internet.com, Inc. ("A1") for 1,200,000 shares of A1's common stock.

                     A1 INTERNET.COM, INC. AND SUBSIDIARIES

                     INTRODUCTION TO PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS


The following unaudited pro forma consolidated statement of operations reflects the acquisition of Commonwealth Telecommunications of North America, Inc. ("CTNA") by A1 Internet.com, Inc. as if it had occurred on CTNA's date of inception (January 20, 2000).

The acquisition of CTNA consisted of the issuance of 1,200,000 shares of common stock at $2.25 per share. The acquisition was accounted for using the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. Assets acquired and liabilities assumed in the transaction were $497,748 and $497,227, respectively, resulting in goodwill of $2,699,469.

A1 Internet.com, Inc. and Subsidiaries' June 30, 2000 historical consolidated balance sheet as filed on Form 10QSB already reflects the acquisition of CTNA, therefore a balance sheet is not presented as part of the accompanying pro forma financial statements.

The pro forma adjustments on the accompanying statement represent the results of operations of CTNA since its inception (January 20, 2000) through May 31, 2000. CTNA's results of operations for the month of June 2000 are already reflected in the consolidated statement of operations of A1 Internet.com, Inc. and Subsidiaries as filed on Form 10QSB and included in the accompanying pro forma statement.



                       A1 INTERNET.COM, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                           SIX MONTHS ENDED JUNE 30, 2000


                                                                         Pro Forma
                                     A1 Internet.com, Inc. Pro Forma        After
                                       and Subsidiaries   Adjustments    Acquisition
                                       ----------------   -----------    -----------

NET SALES                                $  5,501,328    $    586,527    $  6,087,855

COST OF SALES                              (4,596,306)       (536,805)   $ (5,133,111)

                                         ------------    ------------    ------------
GROSS PROFIT                                  905,022          49,722         954,744
                                         ------------    ------------    ------------

OPERATING EXPENSES:
  Salaries and related expenses               750,702          27,770         778,472
  Travel and entertainment                     48,836          26,581          75,417
  Bad debt expense                             12,683          15,012          27,695
  Legal and professional                      137,800           1,778         139,578
  Occupancy costs                             226,291          10,015         236,306
  General and administrative                  200,594          20,485         221,079
  Consulting                                  144,471            --           144,471
  Depreciation and amortization             1,388,402           5,960       1,591,090
                                                              196,728(a)
                                         ------------    ------------    ------------
          Total operating expenses          2,909,779         304,329       3,214,108
                                         ------------    ------------    ------------

OTHER INCOME (EXPENSE):
  Consulting fees                             (50,000)           --           (50,000)
  Other income                                 16,196            --            16,196
  Interest expense                             (8,799)         (1,451)        (10,250)
                                         ------------    ------------    ------------
          Total other income (expense)        (42,603)         (1,451)        (44,054)
                                         ------------    ------------    ------------

NET LOSS FROM
  CONTINUING OPERATIONS                  $ (2,047,360)   $   (256,058)   $ (2,303,418)
                                         ============    ============    ============

NET LOSS PER SHARE OF
  COMMON STOCK FROM
  CONTINUING OPERATIONS                  $      (0.22)                   $      (0.22)
                                         ============                    ============

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING              9,405,187                      10,585,407(b)
                                         ============                    ============



See Notes to Pro Forma Consolidated Statement of Operations.

                                        F-11


                     A1 INTERNET.COM, INC. AND SUBSIDIARIES

                         NOTES TO PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS


(a) Amount represents the adjustment to record additional amortization of goodwill of $2,699,469 over 60 months for the period from January 20, 2000 through May 31, 2000. Amortization for the month of June 2000 is already reflected in the statement of operations of A1 Internet.com, Inc. and Subsidiaries for the six months ended June 30, 2000.

(b) The weighted average number of common shares outstanding after the acquisition represents the issuance of 1,200,000 shares of common stock of A1 Internet.com, Inc. to the shareholders of CTNA. The weighted average number of common shares outstanding was computed as if the shares issued in connection with the acquisition had been outstanding for the entire period.

                                  EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION
-----------               -----------


2.1 Asset Purchase Agreement, dated as of June 29, 2000, by and among the Registrant, Commonwealth Telecommunications of North America, Inc., and each of the shareholders of Commonwealth Telecommunications of North America, Inc.